Exhibit 5.1

GA SAI TONG ENTERPRISE LIMITED	D +852 3656 6054
E nathan.powell@ogier.com
D +852 3656 6023
E janice.chu@ogier.com

Reference: NMP/JTC/511879.00001

27 July 2026

Dear Sirs

GA SAI TONG ENTERPRISE LIMITED (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Securities Act). The Registration Statement relates to the offering (the Offering) of 6,250,000 Ordinary Shares (as defined in below) (the Public Offering Shares), together with an underwriters' over-allotment option for a period of 45 days from the date of the prospectus of the Company for the underwriters of the Company (the Underwriters) to purchase up to 937,500 additional Ordinary Shares, representing fifteen percent (15%) of the Public Offering Shares sold in the Offering (collectively, the IPO Shares) to cover over-allotments (if any).

The Company will also be issuing warrants to the representative of the Underwriters (the Representative) with respect to the IPO Shares (the Representative Warrants) to purchase such number of Ordinary Shares equal to up to 7% of the IPO Shares sold in the Offering (the Warrant Shares) pursuant to an underwriting agreement to be entered into between the Company and the Representative (the Underwriting Agreement).

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined in below). The headings herein are for convenience only and do not affect the construction of this opinion.

Ogier
Providing advice on British Virgin Islands,
Cayman Islands and Guernsey laws

Floor 11 Central Tower	Partners
28 Queen's Road Central	Nicholas Plowman	Yuki Yan
Central	Nathan Powell	David Lin
Hong Kong	Anthony Oakes	Alan Wong
	Oliver Payne	Janice Chu
	Kate Hodson	Zhao Rong Ooi
	David Nelson	Rachel Huang**
T +852 3656 6000	Joanne Collett	Florence Chan*‡	* admitted in New Zealand
F +852 3656 6001	Dennis Li	Richard Bennett**‡	** admitted in England and Wales
ogier.com	Cecilia Li	James Bergstrom‡	‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 15 January 2025 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company as adopted at incorporation;

(c)	the amended and restated memorandum and articles of association of the Company as adopted by special resolutions dated 16 July 2026 (the Memorandum and Articles);

(d)	a copy of the written resolutions of all of the shareholders of the Company dated 16 July 2026;

(e)	a certificate of good standing dated 13 January 2026 issued by the Registrar in respect of the Company (the Good Standing Certificate);

(f)	the register of directors of the Company as provided to us on 24 July 2026 (the Register of Directors);

(g)	the register of members of the Company as provided to us on 24 July 2026 (the Register of Members, together with the Register of Directors, the Registers);

(h)	copies of the written resolutions of the sole director of the Company dated 8 September 2025 and 27 July 2026 approving among others, the Company's filing of the Registration Statement and issuance of the IPO Shares, the Representative Warrants and the Warrant Shares (the Board Resolutions);

(i)	a certificate dated 27 July 2026 as to certain matters of fact signed by the sole director of the Company (the Director’s Certificate); and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Director's Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions will not be rescinded or amended, and the sole director of the Company have acted in good faith with a view to the best interests of the Company and have exercised the standard of care, diligence and skill that is required of him in approving the Offering and the transactions set out in the Board Resolutions and the sole director of the Company has no financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(g)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares of the Company and none of the Ordinary Shares have been offered or issued to residents of the Cayman Islands;

(h)	the Company is, and after the allotment and issuance of the IPO Shares and the Warrant Shares will be, able to pay its liabilities as they fall due; and

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each (the Ordinary Shares).

Corporate Authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance and sale of the Offering Shares under the Registration Statement.

Valid issuance of IPO Shares and Warrant Shares

(d)	The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the Memorandum and Articles; and

(ii)	such issuance of IPO Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(e)	The Warrant Shares which are to be issued pursuant to the Representative Warrants when the Representative Warrants are exercisable under the terms of the Underwriting Agreement, have been duly authorised for issue and, when:

(i)	issued by the Company upon due exercise of the Representative Warrants in accordance with the terms of the Representative Warrants and in accordance with the Company's then effective memorandum and articles of association; and

(ii)	such issuance of Warrant Shares has been duly registered in the Company's register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Representative Warrants, validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(f)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will be vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Cayman Islands Taxation” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

6.2	This opinion may be used only in connection with the offer and sale of the IPO Shares, the Representative Warrants and the Warrant Shares and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier